Calculation of Filing Fee Tables
S-3
KILROY REALTY CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Kilroy Realty Corporation Common Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Kilroy Realty Corporation Preferred Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	3	Other	Kilroy Realty Corporation Depositary Shares	457(r)				0.0001531
Fees to be Paid	4	Other	Kilroy Realty Corporation Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Kilroy Realty Corporation Guarantees of Debt Securities	457(r)				0.0001531
Fees to be Paid	6	Debt	Kilroy Realty, L.P. Debt Securities	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	7	Equity	Kilroy Realty Corporation Common Stock, par value $0.01 per share	415(a)(6)			$ 500,000,000.00			S-3	333-267440	09/15/2022	$ 73,800.00
			Total Offering Amounts:				$ 500,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Includes shares of common stock of Kilroy Realty Corporation, if any, issuable upon conversion, exchange, exercise or settlement of the preferred stock, debt securities or warrants whose offer and sale are registered by the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of common stock which may be issued with respect to such shares of common stock in connection with any stock split, stock dividend, reclassifications or similar transactions. The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[2]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. Includes shares of preferred stock of Kilroy Realty Corporation, if any, issuable upon conversion, exchange, exercise or settlement of any other class or series of preferred stock, or of any debt securities or warrants, whose offer and sale are registered by the registration statement to which this exhibit is attached.

[3]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[4]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[5]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act. Consists of full and unconditional guarantees of debt securities of Kilroy Realty, L.P. by Kilroy Realty Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of debt securities being registered. No separate consideration will be received for the guarantees of debt securities being registered.

[6]	The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance as may from time to time be offered at indeterminate prices, including upon conversion, exchange, exercise or settlement of other securities. Separate consideration may or may not be received for securities that are issuable on conversion, exchange or exercise of other securities. The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

[7]	Kilroy Realty Corporation previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on March 1, 2024 (the "2024 ATM Prospectus Supplement"), pursuant to the Kilroy Realty Corporation's registration statement on Form S-3ASR (File No. 333-267440) filed with the Securities and Exchange Commission ("SEC") on September 15, 2022 (the "Prior Registration Statement"). In connection with the filing of the 2024 ATM Prospectus Supplement, the Company paid a filing fee of $73,800.00 in connection with the registration of shares of common stock having a maximum aggregate offering price of $500,000,000 to be issued and sold as part of an "at-the-market" offering. Of those shares of common stock, none have been sold and shares of common stock with a maximum aggregate offering price of $500,000,000 remain unsold (the "Carry Forward Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $73,800.00 that were previously paid on March 1, 2024 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.